UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2015

WASHINGTON PRIME GROUP INC.*

(Exact name of registrant as specified in its charter)

INDIANA

(State or Other Jurisdiction of Incorporation)

001-36252	046-4323686
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street

Columbus, Ohio 43215

(Address of Principal Executive Offices and Zip Code)

(614) 621-9000

(Registrant’s Telephone Number, Including Area Code)

* On January 15, 2015, Washington Prime Group Inc. began doing business as WP Glimcher.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 25, 2015, Washington Prime Group Inc., an Indiana corporation d/b/a WP Glimcher (the “Company” or “WPG”) through certain of its affiliates, O’Connor Mall Partners, L.P., a Delaware limited partnership (“OC”), and Fidelity National Title Insurance Company, as escrow agent, entered into a purchase, sale and escrow agreement (the “Agreement”), providing for the sale by WPG to OC of a 49% partnership interest in a newly formed limited partnership (the “JV”), with the remaining 51% partnership interest held by WPG.  The JV will own all of the membership interests in certain newly formed limited liability companies, which intend to qualify as real estate investment trusts (“REITs”) (the “WPG-OC REITs”), which will own the following properties (the “Properties” or each a “Property”) and certain related out-parcels: The Mall at Johnson City located in Johnson City, Tennessee; Pearlridge Center located in Aiea, Hawaii; Polaris Fashion Place located in Columbus, Ohio; Scottsdale Quarter located in Scottsdale, Arizona and Town Center Plaza (which consists of Town Center Plaza and the adjacent Town Center Crossing), each located in Leawood, Kansas.

Pursuant to the Agreement, at the closing of the transaction, OC will acquire the 49% interest in the JV for an aggregate purchase price equal to 49% of an amount equal to $1.625 billion, less any principal amount of new or existing debt related to the Properties, plus certain costs spent with respect to the land and development of Scottsdale Quarter.  The purchase price is subject to certain adjustments set forth in the Agreement, including, among others, certain post-closing adjustments based on (i) the final value of the “Net Current Assets” (as defined in the Agreement), as determined pursuant to an agreed upon valuation methodology set forth in the Agreement; and (ii) the failure of certain identified tenants to open or pay rent within a prescribed period of time after closing.

The transaction is subject to certain closing conditions, including the accuracy of each party’s representations and warranties contained in the Agreement (subject to certain materiality qualifiers), performance in all material respects of each party’s covenants and agreements contained in the Agreement, absence of any injunction or order prohibiting the transaction, delivery of title policies for the Properties, receipt of consents from lenders for existing mortgage debt for certain of the Properties, consummation of new mortgage financing for certain of the Properties, delivery of certain third party consents, and consummation of certain pre-closing internal restructurings in anticipation of the transaction.

The Agreement contains representations and warranties by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Agreement. The representations and warranties in the Agreement are the product of negotiations among the parties to the Agreement and are made to, and solely for the benefit of, the party to whom such representations and warranties are made, in each case as of specified dates.  Such representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may not be relied upon by any other person.  Each party has agreed, following the closing, to indemnify the other party for losses arising from certain breaches of the Agreement and for certain other liabilities, subject to certain limitations as set forth in the Agreement.

The Agreement contains termination provisions in favor of both parties, including a right to terminate the Agreement if the closing of the transaction has not occurred on or before September 1, 2015.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Simultaneous with the closing of the transaction, WPG and OC have agreed to enter into a limited partnership agreement (the “LPA”) with respect to the JV, which will provide for the management and governance of the JV.  As the general partner of the JV, WPG will generally manage and conduct the day-to-day operations of the JV, except that certain major decisions will require the consent of both WPG and OC.  The LPA will contain certain restrictions on each party’s ability to transfer its interest in the JV, including an initial lock-up period of 5 years (the “Lock-Up”) and a prohibition on transfers if such transfer would cause a WPG-OC REIT to fail to satisfy any of the requirements to qualify as a REIT for U.S. federal income tax purposes.  Pursuant to the LPA, after the Lock-Up, and subject to certain other restrictions on transfer, either party will be able to transfer its entire interest in the JV (or its entire indirect interest in a WPG-OC REIT, by first causing a distribution of the membership interests of the WPG-OC REIT to the partners of the JV) to an unaffiliated third party, subject to a right of first offer in favor of the other party.  Following the Lock-Up, each party will also have the ability, subject to a right of first offer to the other party, to require all of the membership interests of a particular WPG-OC REIT to be sold at a specified price, subject to certain limitations and restrictions as set forth in the LPA. The LPA will also provide that each of WPG and OC will not own, develop or manage competing malls within a certain specified radius of each of the Properties, subject to certain exceptions.

Item 8.01.  Other Items.

On February 26, 2015, the Company issued a press release regarding the foregoing matters. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. (d/b/a WP Glimcher) (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions.  Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, without limitation:  the ability to satisfy the conditions to the transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance the transactions; the effect of the announcement of the transactions on the WPG’s relationships with certain of its tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or other joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties, including the Properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future transactions, including any future acquisitions or divestitures; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including WPG’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.  The forward-

looking statements in this communication are qualified by these risk factors.  Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and WPG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.  Actual results may differ materially from current projections, expectations and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Investors and shareholders are urged to read the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and all other relevant documents filed or to be filed with the Securities and Exchange Commission carefully and in their entirety as they become available because they contain important information about WPG and the proposed transactions and related matters.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Purchase, Sale and Escrow Agreement, dated February 25, 2015, by and among WPG-OC Limited Partner, LLC, WPG-OC General Partner, LLC, O’Connor Mall Partners, L.P. and Fidelity National Title Insurance Company*

99.1	Press Release, dated February 26, 2015

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON PRIME GROUP INC.
(Registrant)

Date:February 26, 2015	By:	/s/ Robert P. Demchak
	Name:	Robert P. Demchak
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1

Purchase, Sale and Escrow Agreement, dated February 25, 2015, by and among WPG-OC Limited Partner, LLC, WPG-OC General Partner, LLC, O’Connor Mall Partners, L.P. and Fidelity National Title Insurance Company*

99.1	Press Release, dated February 26, 2015

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.